UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 30, 2023

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City

Shouguang City, Shandong Province 262700

The People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 30, 2023, Gulf Resources, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Xiaobin Liu	4,259,748	-	761,073	2,726,201
Naihui Miao	4,260,148	-	760,673	2,726,201
Yibo Yang	4,314,363	-	706,458	2,726,201
Shengwei Ma	4,260,159	-	760,662	2,726,201
Yang Zou	4,133,805	-	887,016	2,726,201
Shitong Jiang	4,008,525	-	1,012,296	2,726,201
Dongshan Wang	4,260,148	-	760,673	2,726,201

Biographical information on each of the two newly elected directors is set forth below:

Yibo Yang – Mr. Yang has worked at Shouguang Haoyuan Chemical Co., Ltd. since 2009 and currently serves as the deputy general manager of Shouguang Haoyuan Chemical Co., Ltd. Mr. Yang is a 18% shareholder of Shandong Haoyuan Industrial Group. Since December 2020, Mr. Yang has served as the deputy general manager of Shandong Haoyuan Industrial Group. Since July 2023, Mr. Yang has served as the executive director and the managing director for Shouguang City Yuxin Chemical Company Limited. Since June 2023, Mr. Yang has served as the supervisor of Shandong Caiting Lighting Technology Co., Ltd. Mr. Yang holds a Diploma in economic management from Shandong University of Technology.

Dongshan Wang – Mr. Wang has served as the vice president and the chief financial officer of Central China Headquarters of Anliang Holding Group since April 2018. Mr. Wang is an International Certified Public accountant, and he holds a national Chief accountant (CFO) qualification certificate. Mr. Wang graduated from Zhengzhou College of Light Industry majored in financial management in 1988.

The Company has determined that Mr. Dongshan Wang is “independent” within the meaning of Rule 10A-3 under the Exchange Act, as determined based upon the criteria for “independence” set forth in the rules of the NASDAQ Stock Market. Mr. Wang will serve on each of the Compensation Committee and the Nominating and Corporate Governance Committee, effective as of November 30, 2023. Mr. Wang will be the chairman of the Compensation Committee.

Neither Mr. Yibo Yang nor Mr. Dongshan Wang has any family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which each Mr. Yang and Mr. Wang had, or will have, a direct or indirect material interest.

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of WWC, P.C. Certified Public Accountants as the independent auditors of the Company for the fiscal year ended December 31, 2023, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
6,524,382	1,213,102	9,538	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: November 30, 2023